Calculation of Filing Fee Tables
S-8
FTC Solar, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	2,000,000	$ 6.925	$ 13,850,000.00	0.0001531	$ 2,120.44
Total Offering Amounts:						$ 13,850,000.00		$ 2,120.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,120.44
Offering Note
[1]	(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of FTC Solar, Inc. (the "Company") that become issuable under the FTC Solar, Inc. 2021 Stock Incentive Plan (the "2021 Stock Incentive Plan") by reason of any future stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Company that increases the number of outstanding shares of Common Stock. (2)Represents the additional shares of Common Stock available for future issuance resulting from an amendment to the 2021 Stock Incentive Plan, which was approved by the stockholders of the Company at the Special Meeting of Stockholders held on September 4, 2025. (3)Determined on the basis of the average of the high and low prices per share of Common Stock as reported on The Nasdaq Global Market on September 16, 2025, a date within five business days prior to the filing of this Registration Statement, of $7.08 and $6.77, respectively, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A